Exhibit 5.1

Squire Patton Boggs (US) LLP 2550 M Street, NW Washington, D.C. 20037 O +1 202 457 6000 F +1 202 457 6315 squirepattonboggs.com

November 3, 2022

ePlus inc.
13595 Dulles Technology Drive
Herndon, Virginia  20171-3413

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to ePlus inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-8 (together with all exhibits thereto, the “Registration Statement”), relating to the registration of 2,500,000 shares (the “Plan Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), reserved for issuance pursuant to the ePlus inc. 2022 Employee Stock Purchase Plan (the “Plan”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined the Registration Statement, the Plan and such documents, resolutions, corporate records, certificates and other instruments as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition to the foregoing, we have made such investigations of law and fact as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In such examination and in rendering our opinion expressed below, we have assumed and have relied upon, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, documents, certificates, records, instruments and other documents submitted to us, (ii) the legal capacity and authority of all natural persons or entities (other than the Company) executing all agreements, documents, certificates, records, instruments and other documents submitted to us, (iii) the truth, authenticity, accuracy and completeness of the information and all other agreements, documents, certificates, records, instruments and other documents submitted to us as originals, (iv) that all agreements, certificates, records, instruments and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete, (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto (other than the Company), (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion set forth below are true and correct, and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to the opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing qualifications, assumptions and limitations and subject to the further qualifications, assumptions and limitations set forth in this opinion letter, we are of the opinion that the Plan Shares, when issued, delivered and paid for in accordance with the Registration Statement and in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the General Corporation Law of the State of Delaware as in effect on the date hereof (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware as of the date hereof). We do not express any opinion as to the laws of any other jurisdiction. The opinion expressed above is limited to the matters stated in this opinion letter, and no opinion is implied or may be inferred beyond those expressly stated in this opinion letter.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein.  In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph.  This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances, which may hereafter come to our attention or any changes in laws or judicial decisions which may hereafter occur.

Sincerely,

/s/ Squire Patton Boggs (US) LLP

Squire Patton Boggs (US) LLP